UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): June 15, 2015

CDK Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-36486	46-5743146
(Commission File Number)	(I.R.S. Employer Identification Number)

1950 Hassell Road, Hoffman Estates, IL 60169
(Registrant's telephone number, including area code)

(847) 397-1700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 15, 2015, the board of directors (the "Board") of CDK Global, Inc. (the "Company,") voted to increase the size of the Board from seven to eight members and appointed Brian P. MacDonald to fill the vacancy created thereby. Information regarding Mr. MacDonald is provided below. Mr. MacDonald was not elected pursuant to any arrangement or understanding between himself and any other person, and the Board affirmatively determined that Mr. MacDonald has no direct or indirect material relationship with the Company and qualifies as an independent director under the rules of The NASDAQ Stock market LLC. Mr. MacDonald has not been, or as of the date of this Current Report, is not expected to be, named to serve on any committee of the Board.

Brian P. MacDonald

Mr. MacDonald most recently served as Chief Executive Officer and President of Hertz Equipment Rental Corporation from June 2014 through June 2015 and as interim Chief Executive Officer of Hertz Corporation from September 2014 through November 2014. Prior to Hertz, Mr. MacDonald served as President and Chief Executive Officer of ETP Holdco Corp., an entity formed following Energy Transfer Partners' $5.3 billion acquisition of Sunoco, Inc. in 2012, where Mr. MacDonald had served as Chairman, President and Chief Executive Officer prior to ETP's acquisition of Sunoco. Mr. MacDonald joined Sunoco in 2009 as Senior Vice President and Chief Financial Officer. During his tenure with Sunoco, the Company undertook a substantial restructuring to strengthen and transform the organization and better position it for growth. Sunoco exited unprofitable operations, significantly reduced costs, improved efficiencies, and refocused on established high-return businesses.

Prior to Sunoco, Mr. MacDonald worked at Dell, Inc. as Chief Financial Officer of the Large Enterprise Business Unit, overseeing all aspects of its financial management. Before becoming the unit's CFO in 2008, he served as Dell's corporate Vice President and Treasurer. In this role, Mr. MacDonald led Dell's mergers and acquisitions organization and headed the Company's global treasury group, with operations in the United States, Ireland and Singapore.

Prior to Dell, Mr. MacDonald spend more than 13 years in several financial management roles at General Motors Corporation, including at Isuzu Motors Limited, a $12 billion Japanese public company that was 49 percent owned by General Motors at the time and Treasurer of GM Canada, a $28 billion operating subsidiary.

Mr. MacDonald serves on the board of directors of Computer Sciences Corporation and previously served on the board of directors of Sunoco and Sunoco Logistics from March 2012 to October 2012 and October 2009 to October 2012, respectively, and on the board of directors of Ally Financial, Inc. from May 2013 to July 2014 following his appointment by the U.S. Department of the Treasury. He earned a Bachelor of Science from Mount Allison University and received a Masters in Business Administration from McGill University.

Item 7.01. Regulation FD Disclosure.

On June 15, 2015, the Company issued a press release announcing the appointment of Mr. MacDonald as a director. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 as is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 hereto is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 15, 2015, issued by CDK Global, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2015	CDK Global, Inc.
	By:	/s/ ALFRED A. NIETZEL Alfred A. Nietzel Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated June 15, 2015, issued by CDK Global, Inc.